UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2011

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,
San Francisco, California	94108
( Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01(a)	Notice of Failure to Satisfy a Continued Listing Rule or Standard

On February 8, 2011, the Company received a letter from the Nasdaq Stock Market informing the Company that the notice previously issued by the Nasdaq Stock Market issued on December 8, 2010 that the company had violated Nasdaq Listing Rule 5635 was resolved on February 8, 2011, by issuance of a Letter of Reprimand in accordance with Nasdaq Listing Rule 5810(c)(4) and the matter is now closed.

Also on February 8, 2011, the Company received a separate letter from the Nasdaq Stock Market informing us that Mr. Chez, who served on our audit committee from August 10, 2010 until December 21, 2010, was ineligible to do so under Nasdaq Listing Rule 5605(c)(A)(ii).  Upon Chez’ resignation from the Audit Committee and replacement by an independent director, the Company regained compliance with Nasdaq Listing Rules and the matter is now closed.

Item 9.01(d)	Exhibits

99.1	Press Release announcing NASDAQ notices dated February 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: February 10, 2011	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer